                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 1999 (except for Note 11, as to which the date is February 24, 1999), with respect to the consolidated financial statements of Renaissance Media Group LLC included in the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. for the registration of shares of its Class A Common Stock.

                                       /s/  ERNST & YOUNG LLP
New York, New York
July 22, 1999